SEVERANCE AGREEMENT

This Severance Agreement (hereinafter "Agreement") is made and entered into effective as of the 12th day of January, 2001, by and between FutureOne, Inc., a Nevada corporation and its affiliates, subsidiaries and related entities (hereinafter referred to as the "Company"), and Earl J. Cook (hereinafter referred to as "Cook"). The Company and Cook shall hereinafter be referred to collectively as the "Parties."

WHEREAS, Cook and the Company entered into an Employment Agreement, dated as of July 27, 1998 (as such agreement has been amended, the "Employment Agreement"), pursuant to which the Company agreed to retain Cook, and Cook agreed to serve, as the President and Chief Executive Officer of the Company.

WHEREAS, Cook serves as President and Chief Executive Officer of the Company and as a member of the Company's Board of Directors.

WHEREAS, Cook wishes to resign from active employment with the Company and, in connection therewith, the Company and Cook wish to terminate the Employment Agreement with the Company effective January 12, 2001 ("Separation Date"); and Cook wishes to resign from the Board of Directors of the Company effective on the Separation Date.

NOW, THEREFORE, for and in consideration of the mutual agreements herein described and agreed to be performed, the Parties agree as follows:

A. CONSIDERATION PAID BY THE COMPANY TO COOK

1. MONETARY PAYMENTS AND OTHER CONSIDERATION. The Company agrees to provide Cook with the payments and other items of valuable consideration listed below:

(a) The Company shall pay to Cook a total separation compensation of $90,000 payable in twelve (12) equal monthly installments of $5,000 each beginning February 1, 2001 and twelve (12) equal monthly installments of $2,500 each beginning February 1, 2002. All amounts payable pursuant to this Section A.1.(a) shall be considered as wages and may be made in accordance with the Company's regular payroll payment dates in effect from time to time.

(b) Within thirty (30) days following the date of this Agreement, the Company shall pay to Cook the $10,000 in outstanding Board of Director fees owed to Cook.

(c) All accrued salary payable to Cook as of the Separation Date shall be paid on the next regular scheduled pay day of the Company.

(d) By January 17, 2001 the Company shall pay to Cook all amounts due Cook for expense incurred by Cook prior to the date of this Agreement as submitted to the Company on expense reports or incurred by Cook on personnel credit cards.

(e) The Company shall pay the premiums for health and dental insurance coverage as currently provided by the Company or under COBRA, which coverage shall be no less than Cook's insurance coverage immediately preceding the date of this Agreement. Such insurance coverage shall be provided by the Company for Cook's continued benefit and the benefit of his eligible beneficiaries, until January 8, 2003.
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(f)  The Company shall  concurrently  with the signing of this Agreement issue a
     Warrant dated October 1, 2000 for 1,000,000 fully vested warrants to purchase Common Stock of the Company at $.15 per share. Such Warrant shall include all of the same terms and conditions as the Warrant Agreement of October 1, 2000 for 2,000,000 shares, except that it shall be fully vested as of the Separation Date and be at a price of $.15 per share. In exchange for the issuance of this Warrant, Cook hereby agrees to cancel and surrender the options and warrants specified in Section B 1 (a) below.

B. CONSIDERATION PROVIDED BY COOK TO THE COMPANY

1. OTHER CONSIDERATION Cook agrees to provide the Company with items of valuable consideration listed below:

(a)  In exchange for the 1,000,000 warrants to be issued to Cook per Section A 1
     (f) above, Cook hereby agrees that the Stock Option grant of 245,000 shares issued to him July 18, 1999, the Warrant Agreement for 205,406 shares issued to him as of September 30, 1998 and the Warrant Agreement for 2,000,000 shares issued to him October 1, 2000 shall be canceled and of no further force and effect as of the Termination Date.

(b) Cook hereby agrees that for a period of six months, beginning February 1, 2001, he will provide services to the Company, as specifically requested by the President or CFO. The Parties further agree that such services will be limited to 40 hours per month, unless specifically waived by. Cook. The Company may also request that such services be provided at any of the Company's offices and the Company shall reimburse or pay directly all of the out of pocket expenses incurred by Cook in performing such services, including but not limited to travel, long distance telephone, supplies, etc. Cook agrees that all such out of pocket expenditures shall be reasonable in the normal course of business.

1. MUTUAL RELEASE. The Company hereby knowingly, voluntarily, and irrevocably releases and discharges Cook, his heirs, personal representatives and assigns from any and all claims, demands, liabilities, judgements, damages, expenses, or causes of action of any kind or nature whatsoever, arising or accruing on or prior to the date hereof, which the Company may have had or may now or hereafter have or assert, whether now known or unknown; provided, however, the claims which are waived, released and discharged pursuant to this Agreement do not include any claims related to or arising out of, either directly or indirectly, acts or omissions of Cook which constitute willful misconduct, fraud, bad faith, intentional violations of fiduciary duties, or gross negligence.

2. Cook, together with his heirs, personal representative and assigns, hereby knowingly, voluntarily, and irrevocably releases and discharges the Company, its officers, directors, employees, successors and assigns, from any and all claims, demands, liabilities, judgments, damages, expenses, or causes of action of any kind or nature whatsoever arising on or accruing on or prior to the date hereof which Cook may have had or may now or hereafter have assert, whether now known or unknown. This release, however, shall not include any of the obligations to pay Cook for items accruing prior to the Separation Date as specified in Section A 1 and any claims against Cook related to lease obligations of the Company that Cook has personally guaranteed.

D. COMPANY PROPERTY AND RETURN OF PROPERTY. Cook shall return all Company property, including, without limitation, equipment, handbooks or manuals, building or office access cards, and keys immediately upon request of the Company. Cook shall retain and is hereby given title to the Nokia cell phone and IBM Thinkpad now in his possession.

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
E. PROPRIETARY INFORMATION. All tangible material containing Proprietary Information, whether created by Cook or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by Cook only in the performance of his post Agreement services for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of Cook shall be delivered to the Company on January 8, 2001. After such delivery, Cook shall not retain any such materials or copies thereof or any such tangible property, except as permitted by the Company to perform the services required of him under this Agreement.

Cook agrees that his obligation not to disclose or to use information and materials of the types set forth above, and his obligation to return materials and tangible property, set forth above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Cook.

For purposes of this Agreement, "Proprietary Information" means and includes the following: the identity of clients or customers or potential clients or customers of the Company or its affiliates; any written, typed or printed lists, or other materials identifying the clients or customers of the Company or its affiliates; any financial or other information supplied by clients or customers of the Company or its affiliates; any and all data or information involving the Company, its affiliates, programs, methods, or contacts employed by the Company or its affiliates in the conduct of their business; any lists, documents, manuals, records, forms, or other material used by the Company or its affiliates in the conduct of their business; and any other secret or confidential information concerning the Company's or its affiliates' business or affairs. The terms "list," "document" or other equivalents, as used in this paragraph are not limited to a physical writing or compilation but also include any and all information whatsoever regarding the subject matter of the "list" or "document," whether or not such compilation has been reduced to writing. "Proprietary Information" shall not include any information which: (i) is or becomes publicly available through no act or failure of Cook; (ii) was or is rightfully learned by Cook from a source other than the Company before being received from the Company; or (iii) becomes independently available to Cook as a matter of right from a third party. If only a portion of the Proprietary Information is or becomes publicly available, then only that portion shall not be Proprietary Information hereunder.

F. CONFIDENTIAL MATERIAL. In the course of Cook's employment by the Company, Cook agrees that he had access to secret or confidential technical and commercial information, business plans and strategies, financial information, financial forecasts, business records, information regarding key business relationships, records, data, specifications, systems, methods, plans, designs, policies, inventions, material and other knowledge ("Confidential Material"), whether or not copyrighted, owned by the Company. Cook recognizes and acknowledges that the Confidential Material is valuable, special and unique to the Company's business. All such Confidential Material shall be and remain the property of the Company. Cook hereby affirms that during the course of his employment with the Company he has not disclosed any Confidential Information to any third party except in good faith and in the course of fulfilling his assigned responsibilities. Cook shall not, directly or indirectly, either during the term of the Agreement or at any time thereafter, disclose or disseminate to anyone or make use of, for any purpose whatsoever, any Confidential Material. Cook shall not be deemed to have breached this Section F if Cook shall be specifically compelled by lawful order of any judicial, legislative, or administrative authority or body to disclose any Confidential Material or else face civil or criminal penalty or sanction. The term "Confidential Material" does not include information which (i) is currently or becomes generally available to the public other than as a result of a disclosure by Cook or (ii) becomes available to Cook on a nonconfidential basis from a source other than the Company or its representatives provided that such source is not bound, to Cook's knowledge after due inquiry, by a confidentiality agreement with respect to such information.

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
G. NON-COMPETE - NO COMPETITION. Cook agrees that for the period of two (2) year commencing on the Separation Date, unless the Company breaches one or more of its payment obligations or any provision of this Agreement that contains an obligation of the Company to Cook, this Agreement in which case this Section G shall no longer be in effect, he shall not engage in, plan for, organize, work for, or assist, directly or indirectly, any business with operations in Arizona or Colorado that is competitive, directly or indirectly, with the Company's business, nor solicit participants in or customers of the Company's products and services, nor use Cook's knowledge of the Company or its business in any manner that competes, directly or indirectly, with, or otherwise may adversely affect, the Company. Cook expressly understands that the Company has a legitimate business purpose in requiring Cook to abide by all of the restrictions described in this paragraph. Cook acknowledges that the services he rendered, and may render, to the Company, the information exchanged between all parties in connection with rendering those services, and Cook's and the Company's relationships with the Company's customers, consultants, employees, vendors, banks, accountants, and any other Company product or service participants, purchasers and suppliers are each of a unique and valuable character. Cook acknowledges that any competition by Cook for a two (2) year period following the Separation Date would materially and unfairly harm the Company's ability to carry out its business

H. RESIGNATIONS. Cook hereby resigns as an officer, director and employee of the Company and its affiliates effective January 8, 2001. The Company hereby accepts Cook's voluntary resignation from employment effective January 8, 2001.

I. TERMINATION OF EMPLOYMENT. The Company and Cook hereby agree that the Employment Agreement is terminated as of the date hereof and Cook agrees that the Company has no obligation or liability thereunder and that the Company has fully performed and fulfilled its obligations thereunder.

J. DIRECTORS' AND OFFICERS' INSURANCE; INDEMNIFICATION. To the extent that the Company maintains an insurance policy or policies providing liability insurance for officers or directors of the Company or fiduciaries of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, the Company shall cause Cook to be covered by such policy or policies in accordance with the terms thereof to the maximum extent of the coverage available to all of the directors and officers of the Company under such policy or policies. In the event that (i) Cook is made a party to, or threatened to be made a party to, any threatened or pending action, suit or proceeding brought by any third party, whether civil, criminal, administrative or investigative, by reason of the fact that he was an officer, director, employee, agent or guarntor of the Company or an affiliate of the Company or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, and (ii) the Company provides indemnification and/or defends and holds harmless with respect to such action, suit or proceeding to any other person who is or was an officer, director, employee or agent of the Company or an affiliate of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, and (iii) the indemnification and/or defense and holding harmless provided to such other person is more favorable than the indemnification and/or reimbursement of expenses to which Cook would be entitled but for this Section J, then the Company shall provide indemnification and/or reimbursement of expenses (as the case may be) to Cook in the same amount, at the same time, and on the same terms and conditions as such indemnification and/or reimbursement of expenses are provided by the Company to such other person or could be provided to such other person by statute or under the by-laws of the Company.

K. ENTIRE AGREEMENT. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter hereof, and there are no agreements of any nature whatsoever between the Parties hereto regarding the subject matter hereof. The Parties expressly acknowledge and agree that certain Employment Agreement, upon execution of this Agreement, be of no further force or effect. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing, signed by the Parties hereto.

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
L. ENFORCEABILITY. This Agreement may be enforced in any jurisdiction within or outside the United States and this Agreement shall constitute a severable and enforceable agreement in each of such jurisdictions, notwithstanding any contrary choice of law or venue provisions set forth herein. In the event that any portion of this Agreement is found to be invalid, illegal or unenforceable for any reason whatsoever, that portion shall be considered to be severable and the remainder of this Agreement shall continue to be in full force and effect. The parties shall negotiate in good faith to preserve each Parties anticipated benefits hereunder.

M. GOVERNING LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Colorado, without regard to conflict of law principles. The parties hereto hereby consent to personal jurisdiction in any court of appropriate subject matter jurisdiction in which the Company's principal executive officers are situated.

N. REMEDIES. In the event of default or breach set forth in the above paragraphs are intended to be non-exclusive, and either party may, in addition to such remedies, seek any additional remedies available either in law or in equity

O. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration in Colorado Springs, Colorado in accordance with the rules of the American Arbitration Association. Judgement may be entered on the arbitrator's award in any court having jurisdiction over this Agreement. The nonprevailing party shall pay the fees, costs, and expenses of the arbitration proceeding (including reasonable attorneys' fees).

P. BINDING; ASSIGNMENT. The Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. No party hereto may assign or transfer its rights or delegate its duties or obligations hereunder without the prior written consent of the other party; and any document, instrument or act for which consent has not been obtained purporting to effect any such assignment, transfer or delegation shall be void.

Q. CONSTRUCTION. The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments or exhibits hereto.

R. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart will be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                            -SIGNATURE PAGE FOLLOWS-

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
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date get forth below.

DATED as of the 12th day of January, 2001

FUTUREONE, INC. (A NEVADA CORPORATION)


By: /s/ Donald D. Cannella
    ------------------------------------
    Donald D. Cannella - President/CEO

EARL J. COOK

/s/ Earl J. Cook
----------------------------------------


Notary Public

State of Colorado             )
County of El Paso             )

Sworn and subscribed to me this ____ day of ________ 2001 by Donald D. Cannella, President/CEO of FutureOne, Inc. known to me to be the individual subscribed by said name in and who executed the foregoing instrument and acknowledged that they executed same for the uses and purposes therein set forth.

________________________________              My Commission Expires ____________
Notary Public

State of Colorado             )
County of El Paso             )

Sworn and subscribed to me this ____ day of ________ 2001 by Earl J. Cook and known to me to be the individual subscribed by said name in and who executed the foregoing instrument and acknowledged that they executed same for the uses and purposes therein set forth.

________________________________              My Commission Expires ____________

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